U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

AMERICAN SANDS ENERGY CORP.

(Exact name of registrant as specified in its charter)

000-53167

(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	87-0405708 (IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah 84117

(Address of principal executive offices)

(801) 277-7888

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

Since December 31, 2013, the Company has sold additional Series A preferred stock units to four individuals as follows:

•	January 31, 2014, 35,714 Units for $50,000
•	February 20, 2014, 71,429 Units for $100,000
•	March 4, 2014, 142,857 Units for $200,000
•	March 5, 2014, 71,429 Units for $100,000

Each Series A preferred stock units consist of one share of Series A preferred stock, one warrant to purchase one share of the Company’s common stock at $0.45 per share, and one warrant to purchase an additional shares at $0.70 per share. The warrants are exercisable for five years. In connection with this placement, the Company is obligated to pay a placement agent a sales commission of $45,000 and issue to it 128,572 warrants to purchase the Company’s common stock at $0.35 per share exercisable for a term of five years.

The Series A preferred stock units were sold in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. At the time of the sale of the units the Company had a reasonable belief that the persons purchasing the securities were accredited investors as defined in Rule 501 of Regulation D, and purchased such securities without a view to distribution thereof.

Item 3.03       Material Modification to rights of Security Holders

The information presented in Item 5.03 of this report on Form 8-K is incorporated herein by this reference.

Item 5.03       Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, in November 2013 the board of directors adopted resolutions approving a series of preferred stock designated as the “Series A Preferred Stock,” and a Certificate of Designation was filed with the state of Delaware on November 8, 2013. Under the original designation American Sands energy Corp. (the “Company”) had authorized 3,250,000 shares of Series A Preferred Stock (the “Series A Stock”).

On March 4, 2014, the board of directors approved a resolution increasing the total number of authorized shares of Series A Stock from 3,250,000 to 4,750,000. On March 5, 2014, the Company filed with the state of Delaware a Certificate of Designation of Series A Preferred Shares to effectuate the increase in authorized shares of Series A Stock, which constitutes an amendment of the Certificate of Incorporation of the Company. Except for the increase in the number of authorized shares, there was no change to the original rights, privileges, and preferences of the Series A Stock. Nevertheless, issuing additional shares of Series A Stock after the increase, which have a preference over the common stock with respect to dividends and in liquidation, would further limit the dollar amount of the participation of the common stock in any amounts that may be distributed by the Company in the future while such shares of Series A Stock are outstanding.

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Item 9.01       Financial Statements and Exhibits.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document

3.1	Certificate of Designation of Series A Preferred Shares as filed March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: March 6, 2014	By: /s/ William C. Gibbs
William C. Gibbs, President

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